EXHIBIT 1

                      POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned, hereby constitutes and appoints Messrs. M. Halpern, Jerome L. Katz, Glenn M. Feit and Steven L. Kirshenbaum and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent for the undersigned and on its behalf and its name, place and stead, in any and all capacities, with full power of substitution, to execute and deliver any and all documents and instruments required in connection with the public offering by the undersigned of its shares of common stock of Charter Power Systems, Inc., including, but not limited to, an underwriting agreement and filings with the U.S. Securities and Exchange Commission, and, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be governed by and construed in accordance with the laws of the Cayman Islands.

This Power of Attorney shall expire on 30th June, 1996.



IN WITNESS WHEREOF the undersigned has executed this instrument on this 29th day of February, 1996.


EXECUTED on behalf of
MEZZANINE CAPITAL                           )
CORPORATION LIMITED                         )
                                            )
by its joint liquidators:                   )
                                            )
Wellington Administrators (C.I.) Limited    ) /s/Michael G. Best
                                            ) By: Michael G. Best
                                            )


Paul Anderton                               ) /s/Paul Anderton
                                            ) By: Paul Anderton
                                            ) Title: Partner,
                                            )   Price Waterhouse
                                            )